Exhibit 15.1

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260310) of Missfresh Limited of our report dated November 14, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

November 14, 2022